EXHIBIT 6

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form 1-A under Regulation A of United Group Fund, Inc., of our report dated August 13, 2015 relating to the financial statements of United Group Fund, Inc. for the period June 5, 2015 (inception) through June 30, 2015, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Artesian CPA, LLC

Denver, CO

August 14, 2015

Artesian CPA, LLC

303.823.3220

ArtesianCPA.com

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